                                                                   Exhibit 10.33



                                  $350,000,000

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                                  May 7, 1999

                                     among


                           POST APARTMENT HOMES, L.P.

                            The Banks Listed Herein,

                              WACHOVIA BANK, N.A.,
                            as Administrative Agent

                                      and

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                                      and

                             SUNTRUST BANK, ATLANTA
                             as Documentation Agent

                               TABLE OF CONTENTS

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


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                                                                                                         Page
                                                                                                         ----
ARTICLE I      DEFINITIONS.................................................................................1
SECTION 1.01.  Definitions.................................................................................1
SECTION 1.02.  Accounting Terms and Determinations........................................................19
SECTION 1.03.  References.................................................................................20
SECTION 1.04.  Use of Defined Terms.......................................................................20
SECTION 1.05.  Terminology................................................................................20
ARTICLE II     THE CREDITS................................................................................20
SECTION 2.01.  Commitments to Lend Loans..................................................................20
SECTION 2.02.  Method of Borrowing Loans other than Transaction Rate Loans................................22
SECTION 2.03.  Money Market Loans.........................................................................25
SECTION 2.04.  Notes......................................................................................29
SECTION 2.05.  Maturity of Loans..........................................................................30
SECTION 2.06.  Interest Rates.............................................................................31
SECTION 2.07.  Fees.......................................................................................34
SECTION 2.08.  Optional Termination or Reduction of Commitments...........................................35
SECTION 2.09.  Mandatory Termination of Commitments.......................................................35
SECTION 2.10.  Optional Prepayments.......................................................................35
SECTION 2.11.  Mandatory Prepayments......................................................................36
SECTION 2.12.  General Provisions as to Payments..........................................................36
SECTION 2.13.  Computation of Interest and Fees...........................................................40
ARTICLE III    CONDITIONS TO BORROWINGS...................................................................41
SECTION 3.01.  Conditions to First Borrowing..............................................................41
SECTION 3.02.  Conditions to All Borrowings...............................................................43
ARTICLE IV     REPRESENTATIONS AND WARRANTIES.............................................................43
SECTION 4.01.  Partnership or Corporate Existence and Power...............................................44
SECTION 4.02.  Partnership or Corporate and Governmental Authorization; No Contravention..................44
SECTION 4.03.  Binding Effect.............................................................................44
SECTION 4.04.  Financial and Property Information.........................................................45
SECTION 4.05.  No Litigation..............................................................................45
SECTION 4.06.  Compliance with ERISA......................................................................45
SECTION 4.07.  Compliance with Laws; Payment of Taxes.....................................................46
SECTION 4.08.  Subsidiaries...............................................................................46
SECTION 4.09.  Investment Company Act.....................................................................46
SECTION 4.10.  Public Utility Holding Company Act.........................................................46
SECTION 4.11.  Ownership of Property......................................................................46
SECTION 4.12.  No Default.................................................................................46
SECTION 4.13.  Full Disclosure............................................................................47
SECTION 4.14.  Environmental Matters......................................................................47
SECTION 4.15.  Partner Interests and Capital Stock........................................................48
SECTION 4.16.  Margin Stock...............................................................................48
SECTION 4.17.  Insolvency.................................................................................48
SECTION 4.18.  Insurance..................................................................................48
ARTICLE V      COVENANTS..................................................................................49
SECTION 5.01.  Information................................................................................49

                                     (i)

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
SECTION 5.02.  Inspection of Property, Books and Records..................................................51
SECTION 5.03.  Consolidated Total Secured Debt............................................................52
SECTION 5.04.  Ratio of Consolidated Total Debt to Consolidated Total Assets..............................52
SECTION 5.05.  Interest Coverage..........................................................................52
SECTION 5.06.  Restricted Payments........................................................................52
SECTION 5.07.  Loans or Advances..........................................................................52
SECTION 5.08.  Purchases of Stock by the Significant Subsidiaries.........................................53
SECTION 5.09.  Investments................................................................................53
SECTION 5.10.  Dissolution................................................................................54
SECTION 5.11.  Consolidations, Mergers and Sales of Assets................................................54
SECTION 5.12.  Use of Proceeds............................................................................55
SECTION 5.13.  Compliance with Laws; Payment of Taxes.....................................................55
SECTION 5.14.  Insurance..................................................................................56
SECTION 5.15.  Change in Fiscal Year......................................................................56
SECTION 5.16.  Maintenance of Property; Principal Business................................................56
SECTION 5.17.  Environmental Notices......................................................................57
SECTION 5.18.  Environmental Matters......................................................................57
SECTION 5.19.  Environmental Release......................................................................57
SECTION 5.20.  Transactions with Affiliates...............................................................57
SECTION 5.21.  Qualification as a Real Estate Investment Trust; General Partner...........................57
SECTION 5.22.  Certain Covenants Concerning Subsidiaries..................................................58
Section 5.23.  Year 2000 Compliance Reports...............................................................58
SECTION 5.24.  Consolidated Fixed Charges Coverage Ratio..................................................59
ARTICLE VI     DEFAULTS...................................................................................59
SECTION 6.01.  Events of Default..........................................................................59
SECTION 6.02.  Notice of Default..........................................................................62
ARTICLE VII    THE ADMINISTRATIVE AGENT...................................................................63
SECTION 7.01.  Appointment; Powers and Immunities.........................................................63
SECTION 7.02.  Reliance by Administrative Agent...........................................................64
SECTION 7.03.  Defaults...................................................................................64
SECTION 7.04.  Rights of Administrative Agent as a Bank...................................................64
SECTION 7.05.  Indemnification............................................................................65
SECTION 7.06.  Consequential Damages......................................................................65
SECTION 7.07.  Payee of Note Treated as Owner.............................................................65
SECTION 7.08.  Nonreliance on Administrative Agent and Other Banks........................................66
SECTION 7.09.  Failure to Act.............................................................................66
SECTION 7.10.  Resignation or Removal of Administrative Agent.............................................66
ARTICLE VIII   CHANGE IN CIRCUMSTANCES; COMPENSATION......................................................67
SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair...................................67
SECTION 8.02.  Illegality.................................................................................67
SECTION 8.03.  Increased Cost and Reduced Return..........................................................68
SECTION 8.04.  Base Rate Loans or Other Euro-Dollar  Loans Substituted for Affected
               Euro-Dollar Loans..........................................................................70
SECTION 8.05.  Compensation...............................................................................71
ARTICLE IX     MISCELLANEOUS..............................................................................72
SECTION 9.01.  Notices....................................................................................72
SECTION 9.02.  No Waivers.................................................................................72
SECTION 9.03.  Expenses; Documentary Taxes................................................................72

                                    (ii)


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
SECTION 9.04.  Indemnification............................................................................73
SECTION 9.05.  Setoff; Sharing of Setoffs.................................................................73
SECTION 9.06.  Amendments and Waivers.....................................................................74
SECTION 9.07.  No Margin Stock Collateral.................................................................76
SECTION 9.08.  Successors and Assigns.....................................................................76
SECTION 9.09.  Confidentiality............................................................................79
SECTION 9.10.  Representation by Banks....................................................................80
SECTION 9.11.  Obligations Several........................................................................80
SECTION 9.12.  Georgia Law................................................................................81
SECTION 9.13.  Severability...............................................................................81
SECTION 9.14.  Interest...................................................................................81
SECTION 9.15.  Interpretation.............................................................................82
SECTION 9.16.  Waiver of Jury Trial; Consent to Jurisdiction..............................................82
SECTION 9.17.  Counterparts...............................................................................82
SECTION 9.18.  Source of Funds -- ERISA...................................................................82
SECTION 9.19.  No Bankruptcy Proceedings..................................................................83

                                     (iii)

EXHIBIT A-1    Form of Syndicated Loan Note

EXHIBIT A-2    Form of Swing Loan Note

EXHIBIT A-3    Form of Money Market Loan Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower and Guarantor

EXHIBIT C      Form of Opinion of Special Counsel for the Administrative Agent

EXHIBIT D      Form of Assignment and Acceptance

EXHIBIT E      Form of Notice of Borrowing

EXHIBIT F      Form of Compliance Certificate

EXHIBIT G      Form of Closing Certificate

EXHIBIT H      Form of Guaranty

EXHIBIT I      Form of Borrowing Base Certificate

EXHIBIT J      Form of Money Market Quote Request

EXHIBIT K      Form of Money Market Quote

EXHIBIT L      Form of Designation Agreement

EXHIBIT M      Form of Contribution Agreement

Schedule 4.08  Subsidiaries

                                     (iv)

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 7, 1999 among POST APARTMENT HOMES, L.P., the BANKS listed on the signature pages hereof, FIRST UNION NATIONAL BANK (formerly First Union National Bank of Georgia), as Syndication Agent, WACHOVIA BANK, N.A. (formerly Wachovia Bank of Georgia, N.A.), as Administrative Agent and SUNTRUST BANK, ATLANTA, as Documentation Agent.

                  This Third Amended and Restated Credit Agreement is an amendment and restatement of the $180,000,000 Amended and Restated Credit Agreement by and among the Borrower, Wachovia Bank of Georgia, N.A., First
Union National Bank of Georgia, SunTrust Bank, Atlanta, Corestates Bank, and Commerzbank AG, Atlanta Agency, as Banks, First Union National Bank of Georgia, as Co-Agent, and Wachovia Bank of Georgia, N.A., as Administrative Agent, dated as of April 9, 1997, as amended by First Amendment to Amended and Restated Credit Agreement dated December 17, 1997, Second Amendment to Amended and Restated Credit Agreement dated July 31, 1998, as amended and restated by Second Amended and Restated Credit Agreement by and among the Borrower, Wachovia Bank, N.A., First Union National Bank, SunTrust Bank, Atlanta, Commerzbank AG, Atlanta Agency, Four Winds Funding Corporation, Bank One, Texas, N.A., and
Chase Bank of Texas, National Association, as Banks, Wachovia Bank, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, and, SunTrust Bank, Atlanta, as Documentation Agent, dated as of November 20, 1998, as amended by First Amendment to Second Amended and Restated Credit Agreement dated February 18, 1999(collectively, the "Original Agreement"), all of which are superseded hereby.

                  The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the voting common stock, general partnership interest in a general or limited partnership or equivalent equity interests in any other Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Administrative Agent's Letter Agreement" means that certain letter agreement, dated as of February 7, 1997 between the Borrower and the Administrative Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and supplements thereto.

                  "Agreement" means this Third Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

                  "Anniversary Date" means April 30, 2000, and each April 30 thereafter.

                  "Applicable Margin" has the meaning set forth in Section 2.06(a).

                  "Assignee" has the meaning set forth in Section 9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and its assigns permitted hereby; provided, however, that the term "Bank" shall exclude each Designated Bank when used in reference to a Syndicated Loan, the Commitments or terms relating to the Syndicated Loans and the Commitments.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or
(ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

                  "Borrower" means Post Apartment Homes, L.P., a Georgia limited partnership and its successors and its permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of (i) Syndicated Loans made to the Borrower at the same time by all of the Banks,
(ii) a Swing Loan made to the Borrower by Wachovia or (iii) a Money Market Loan made to the Borrower separately by one or more Banks, in each case pursuant to
Article II. A Borrowing is a "Euro-Dollar Borrowing" if such Loans are made as Euro-Dollar Loans. A Borrowing is a "Base Rate Borrowing" if such Loan is made as a Base Rate Loan. A Borrowing is a "Transaction Rate Borrowing" if such Loan is made as a Transaction Rate Loan. A Borrowing is a "Syndicated Loan Borrowing" if such Loans are made as Syndicated Loans. A Borrowing is a "Swing Loan Borrowing" if such Loans are made as Swing Loans. A Borrowing is a "Money Market Borrowing" if such Loans are made pursuant to Section 2.03. A Borrowing is a "Fixed Rate Borrowing" if such Loans are made as Fixed Rate Loans.

                  "Borrowing Base" means the sum of each of the following, as determined by reference to the most recent Borrowing Base Certificate furnished pursuant to Section 3.01(i) or Section 5.01(h), as applicable:

         (i) an amount equal to the product of: (x) 7.42857; times (y) the Net Operating Income for the 12 month period ending on the last day of the month just ended prior to the date of determination, from each Eligible Property which is not subject to a Mortgage and which either was on average at least 90% economically occupied during, or with respect to which the Construction Period Termination Date occurred prior to the commencement of, such 12 month period; provided, that if an Eligible Property satisfies the criteria set forth in both this clause (i) and clause (iii) below, it shall be included in the calculations only in clause (iii) below; plus

         (ii) an amount equal to the product of: (x) 7.42857; times (y) the Net Operating Income for the 12 month period ending on the last day of the month just ended prior to the date of determination, from each Eligible Property which is financed as to Debt only by bonds, debentures, notes or other similar instruments which have been fully in substance defeased in accordance with GAAP; plus


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

         (iii) an amount equal to the product of: (x) 29.71428; times (y) the Net Operating Income for the 3 month period ending on the last day of the month just ended prior to the date of determination, from each Eligible Property which is not subject to a Mortgage and with respect to which the Construction Period Termination Date did not occur prior to the commencement of the 12 month period ending on the last day of the month just ended prior to the date of determination; plus

         (iv) an amount equal to the lesser of: (x) 50% of the aggregate amount of cash expenditures (including indirect costs internally allocated in accordance with GAAP) as of the last day of the month just ended prior to the date of determination on all Eligible Properties which are not subject to a Mortgage and which consist of apartment communities as to which the Construction Period Termination Date has not occurred as of such last day of the month just ended; and (y) $75,000,000 less the amount determined pursuant to clause (v); plus

         (v) an amount equal to the lesser of: (x) the sum of (A) 45% of the aggregate cost of all Eligible Properties which consist of raw land not subject to a Mortgage, or which consist of land acquired with existing improvements which are to be substantially demolished and the demolition of such improvements has commenced, plus (B) with respect to Eligible Properties which consist of land acquired with existing improvements which are to be substantially demolished, so long as such Eligible Property was on average at least 50% economically occupied during the 12 month period ending on the last day of the month just ended prior to the date of determination and demolition of such improvements has not commenced, the greater of 45% of the aggregate cost of such Eligible Property or 5.71429 times the Net Operating Income of such Eligible Property during such 12 month period; (y) $25,000,000; and (z) 33% of the sum of (A) the amounts determined pursuant to clauses (i) through
(iv), inclusive (but without giving effect to clause (iv)(y)); less

         (vi) an amount equal to the greater of: (x) all outstanding Debt of the Borrower and the Guarantors (other than the Loans and any Debt owing to the Borrower or the Guarantors) which is not secured by a Lien (excluding Debt consisting of a Guarantee, where the underlying Debt of the principal obligor is subject to a Lien on property of the principal obligor); and (y) all commitments (other than the Commitments) to the Borrower and the Guarantors then available to be advanced, to fund Debt of the type described in clause
(vi)(x).

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit I, duly executed by an Executive Officer, setting forth in reasonable detail the calculations for each component of the Borrowing Base.


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


                  "Capital Stock" means any capital stock issued by any Person, whether common or preferred, excluding Redeemable Preferred Stock.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change in Control" shall mean the occurrence of either of the following: (i) more than 50% of the outstanding voting common stock of PPI is owned, directly or indirectly, by less than 6 "individuals" (as provided in Section 542(a)(2) of the Code); or (ii) a majority of the Persons comprising the Board of Directors of PPI shall during any 12 month period cease to serve on the Board of Directors of PPI for any reason other than disability or death.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means May 7, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and
(ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Fixed Charges" for any period means the sum of the following of the Borrower and its Subsidiaries, determined on a consolidated basis (x) Consolidated Interest Expense, plus (y) all scheduled principal payments (excluding balloon payments payable at maturity), plus (z) the aggregate of all preferred dividends paid.


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

                  "Consolidated Fixed Charges Coverage Ratio" means, at any date, for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters, the ratio of: (i) Consolidated Income Available for Debt Service; to (ii) Consolidated Fixed Charges.

                  "Consolidated Income Available for Debt Service" shall mean, calculated on a consolidated basis, the sum of the Borrower's and its
Subsidiaries': (i) net income before Minority Interests and extraordinary items, plus (ii) depreciation and amortization, plus (iii) losses from sales or joint ventures, plus (iv) increases in deferred taxes and other non-cash items, minus (v) gains from sales or joint ventures, minus (vi) decreases in deferred taxes and other non-cash items, plus (vii) interest expense and plus (viii) taxes (excluding ad valorem taxes).

                  "Consolidated Income Available for Distribution" means, in any calendar year, the sum of the following for such calendar year, calculated on a consolidated basis for the Borrower and its Subsidiaries: (i) Consolidated Income Available for Debt Service, less (ii) interest expense, and less (iii) taxes (excluding ad valorem taxes and taxes on gains described in clause (v) of the definition of Consolidated Income Available for Debt Service).

                  "Consolidated Interest Expense" for any period means interest expensed during such period, determined on a consolidated basis for the Borrower or any of its Subsidiaries.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Total Assets" shall mean (i) all Undepreciated Real Estate Assets plus (ii) all other tangible assets of the Borrower and its Subsidiaries.

                  "Consolidated Total Debt" shall mean the total liabilities of the Borrower and its Subsidiaries, on a consolidated basis (excluding liabilities on account of dividends which have been declared but not paid), plus the aggregate amount of Debt Guaranteed by the Borrower, the Guarantors and the Subsidiaries (other than of Debt of any of them) at the end of the Borrower's most recent Fiscal Quarter.

                  "Consolidated Total Secured Debt" shall mean all Debt of the Borrower and its Subsidiaries consisting of (i) capitalized leases, and (ii) money borrowed or the deferred purchase price of real property which is also secured by a Mortgage on any real property owned by the Borrower or its Subsidiaries.

                  "Construction Period Termination Date" means, with respect to construction of apartment communities for Eligible Properties, the date which is 3 months after the issuance of a permanent certificate of occupancy for the last unit of such apartment community on such Eligible Property.

                  "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of Exhibit M to be executed by the Borrower and the Guarantors.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument issued to assure the payment of Debt (but while such reimbursement obligation remains contingent due to there having been no presenting and honoring of a draft under any such letter of credit or similar instrument, only the principal component of the underlying Debt shall be included as Debt under this clause (vii)), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person; provided, however, that the term Debt shall not include (A) any such obligations to the extent such obligations have been in substance defeased in accordance with GAAP, or (B) obligations under Redeemable Preferred Stock to the extent that any sinking fund payments have been made in connection therewith.

                  "Debt Rating" means at any time whichever is the higher of the rating of the Borrower's senior unsecured, unenhanced debt (or, if no such debt exists, its prospective or implied credit rating for debt of such type) by Moody's Investor Service or Standard and Poor's (as such rating may change from time to time, either pursuant to Section 2.06(f) or otherwise) or if only one of them rates the Borrower's senior unsecured, unenhanced debt (or, if no such debt exists, has in effect a prospective or implied rating for such debt), such rating.


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


                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder.

                  "Designated Bank" means a special purpose corporation sponsored by its Designating Bank that is identified as such on the signature pages hereto next to the caption "Designated Bank" as well as each special purpose corporation sponsored by its Designating Bank that (i) shall have become a party to this Agreement pursuant to Section 9.08(g), and (ii) is not otherwise a Bank.

                  "Designated Bank Note" means a Money Market Loan Note, evidencing the obligation of the Borrower to repay Money Market Loans made by a Designated Bank, and "Designated Bank Notes" means any and all such Money Market Loan Notes to Designated Banks issued hereunder.

                  "Designating Bank" shall mean each Bank that is identified as such on the signature pages hereto next to the caption "Designating Bank" and immediately above the signature of its Designated Bank as well as each Bank that shall designate a Designated Bank pursuant to Section 9.08(g).

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit L, entered into by a Bank and a Designated Bank and acknowledged by the Borrower and the Administrative Agent.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "Eligible Properties" means any Property of the Borrower consisting of real estate as to which the Administrative Agent has received or reviewed each of the following, each in form and substance satisfactory to the Administrative Agent, in its reasonable business judgment: (i) an environmental report; (ii) a boundary survey; and (iii) an owner's title insurance policy, without a general survey exception, issued by an insurer acceptable to the Administrative Agent, in its reasonable business judgment; provided, however, that for each apartment community which was or is being constructed in phases, the term Eligible Property shall mean each such phase separately, except that all phases as to which a period of 12 months after the Construction Period Termination Date has occurred for each such phase shall be treated as a single Eligible Property.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law, including without limitation, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Toxic Substances Control Act, the Federal

Insecticide, Fungicide and Rodenticide Act, or the Federal Occupational Safety and Health Act of 1970, each as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Syndicated Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                  "Euro-Dollar Reserve Percentage" means, for any Bank which is a member bank of the Federal Reserve System, on any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Executive Officer" means any of the following officers of the General Partner: the Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the Senior Vice President-Capital Markets and the Secretary.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means, with reference to PPI, any fiscal year of PPI, and with reference to the Borrower, any fiscal year of the Borrower.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing, a Transaction Rate Borrowing or a Money Market Borrowing, or any or all of them, as the context requires.

                  "Fixed Rate Loan" means any Euro-Dollar Loan, Transaction Rate Loan or Money Market Loan, or any or all of them, as the context shall require.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "GP Sub" means Post GP Holdings, Inc., a Georgia corporation which is a direct Subsidiary of PPI and the owner of a 1% general partner interest in the Borrower as of the Closing Date.

                  "General Partner" means the sole general partner of the Borrower (which, on the Closing Date, is PPI) or, if there is more than one such general partner, the managing general partner of the Borrower.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means, individually and collectively, as the context shall require: (i) GP Sub, LP Sub and PPI; and (ii) any Significant Subsidiary which becomes a Guarantor pursuant to Section 5.22(d).

                  "Guaranty" means the Guaranty Agreement of even date herewith in substantially the form of Exhibit "H" to be executed by the Guarantors, unconditionally guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Administrative Agent, the Syndication Agent, the Administrative Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter (or any lesser number of days ending on the Termination Date); provided that:

                  (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) with respect to each Transaction Rate Borrowing, any period up to 14 days mutually agreeable to the Borrower and Wachovia which ends on or prior to the Termination Date.

(4) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, or preferential arrangement which has the practical effect of constituting any of the foregoing in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidity Bank" means for any Designated Bank, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Bank to fund such Designated Bank's obligations hereunder or to support the securities, if any, issued by such Designated Bank to fund such obligations.

                  "Loans" means, as the context shall require, either (i) Syndicated Loans, which may be either Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01(a), (ii) Swing Loans, which may be either Base Rate Loans or Transaction Rate Loans made pursuant to the terms and conditions set forth in Section 2.01(b) or (iii) Money Market Loans made pursuant to the terms and conditions set forth in 2.03.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

                  "LP Sub" means Post LP Holdings, Inc., a Georgia corporation which is a direct Subsidiary of PPI and the owner (as of the date of the Closing Date) of limited partnership interests representing approximately 87% of the partner interests in the Borrower.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of PPI, the Borrower, and the Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Minority Interests" shall mean the minority interests of unit holders as shown on the then most recently available Form 10-K or 10-Q of PPI.

                  "Money Market Borrowing Date" has the meaning specified in
Section 2.03.

                  "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-3, including any Designated Bank Notes, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

                  "Money Market Quote" has the meaning specified in Section
2.03.

                  "Money Market Quote Request" has the meaning specified in
Section 2.03(b).

                  "Money Market Rate" has the meaning specified in Section 2.03
(c)(ii)(C).

                  "Mortgage" means a mortgage, deed to secure debt, deed of trust or similar instrument.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Operating Income" means, for any Eligible Property, the portion of Consolidated Income Available for Debt Service derived from such Eligible Property (which calculation excludes intracompany charges for management services that are eliminated in accordance with GAAP).

                  "Notes" means the Syndicated Loan Notes, the Swing Loan Note or Money Market Loan Notes, or any one, or more, or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Original Agreement" has the meaning set forth in the preamble hereto.

                  "Original Notes" means the Notes executed and delivered pursuant to the Original Agreement.

                  "Participant" has the meaning set forth in Section 9.08(b).

                  "Partner Interests" means any partner interests in the Borrower, whether limited or general.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" has the meaning set forth in Section 2.06(a).

                  "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "PPI" means Post Properties, Inc., a Georgia corporation, and its successors and assigns.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower, the Guarantors or any Subsidiary, wherever located.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing or a Transaction Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.12, in each case as contemplated in Section 2.02(d).

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans and (ii) Money Market Loans.

                  "Restricted Payment" means (i) any distribution on any Partner Interests (other than distributions consisting solely of additional Partner Interests) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Partner Interests or (b) any option, warrant or other right to acquire Partner Interests.

                  "Significant Subsidiary" means any Subsidiary which either
(x) has assets which constitute more than 5% of Consolidated Total Assets at the end of the most recent Fiscal Quarter, or (y) contributed more than 5% of Consolidated Income Available for Debt Service during the most recent Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Income Available for Debt Service during such period had it been a Subsidiary for the entire period).

                  "Stated Maturity Date" means, with respect to any Money Market Loans, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                  "Subsidiary" means (i) any corporation or other entity the majority of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower and/or PPI, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower, PPI, another Subsidiary, and/or one or more of John A. Williams and John T. Glover (or, in the event of death or disability of either of the foregoing individuals, his respective legal representative(s)), or such individuals' successors in office as an officer of such Subsidiary or the Secretary of such Subsidiary, and (ii) any other entity (other than PPI or the Borrower) the accounts of which are consolidated with the accounts of the Borrower.

                  "Subsidiary Consolidated Total Assets" means Consolidated Total Assets, but without including assets of the Borrower or the Guarantors.

                  "Swing Loan" means a Loan made by Wachovia pursuant to
Section 2.01(b), which must be a Base Rate Loan or a Transaction Rate Loan.

                  "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Taxes" has the meaning set forth in Section 2.12(c).

                  "Termination Date" means whichever is applicable of (i) April 30, 2002, or such later date to which it is extended by the Banks pursuant to
Section 2.05(b) or (ii) any earlier date which constitutes the Termination Date pursuant to the provisions of and under the circumstances contained in Sections
2.08 or 2.09.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business.

                  "Transaction Rate" has the meaning set forth in Section 2.01(b)(ii).

                  "Transaction Rate Loan" means a Swing Loan to be made as a Transaction Rate Loan pursuant to Section 2.01(b).

                  "Transaction Rate Request" has the meaning set forth in
Section 2.01(b)(ii).

                  "Transferee" has the meaning set forth in Section 9.08(d).

                  "Undepreciated Real Estate Assets" shall mean the cost (original cost plus capital improvements, if any) of real estate assets of the Borrower and its Subsidiaries, before depreciation and amortization, in accordance with GAAP.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but not, with respect to Wachovia, its Swing Loans, or with respect to any Bank, its Money Market Loans).

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower and/or PPI, and all of the shares of the voting capital stock or other equivalent ownership interests of which are at the time directly or indirectly owned by the Borrower, PPI, another Wholly Owned Subsidiary, and/or one or more John A. Williams and John T. Glover (or, in the event of death or disability of either of the foregoing individuals, his respective legal representative(s)), or such individuals' successors in office as an officer of such Subsidiary or the Secretary of such Subsidiary.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by PPI's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of PPI or the Borrower and its Consolidated Subsidiaries, as applicable, delivered to the Banks unless with respect to any such change concurred in by PPI's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01.     Commitments to Lend Loans.

                  (a) Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made,

                  (i) the aggregate principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and

                  (ii) the aggregate outstanding amount of all Syndicated Loans, Swing Loans and Money Market Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base.

Each Syndicated Loan Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $250,000 (except that any such Syndicated Loan Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

                  (b) Swing Loans. (i) In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $5,000,000; provided that, immediately after such Swing Loan is made, the outstanding amount of the Syndicated Loans, Swing Loans and Money Market Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. All Swing Loans shall be made as either Base Rate Loans or, subject to the provisions of clause (ii) below, Transaction Rate Loans.

                  (ii) Swing Loans may be Transaction Rate Loans, if the Administrative Agent shall have determined that such Transaction Rate Loan, including the principal amount thereof, the Interest Period and the Transaction Rate applicable thereto, has been expressly agreed to by the Borrower and Wachovia (such agreement may be obtained by telephone, confirmed promptly to the Administrative Agent in writing) pursuant to the following procedures. If the Borrower desires a Transaction Rate Loan, (a) the Borrower shall provide Wachovia, with a copy to the Administrative Agent, with notice of a request (a "Transaction Rate Request") for a quote for a Transaction Rate Borrowing prior to 1:00 p.m. (Atlanta, Georgia time) on the date (which shall be a Domestic Business Day) of the proposed Transaction Rate Borrowing, which Transaction Rate Request shall include the principal amount and proposed Interest Period of the relevant Transaction Rate Borrowing, (b) prior to 1:30 p.m. (Atlanta, Georgia time) on such date, Wachovia shall furnish the Borrower, with a copy to the Administrative Agent, with its rate quote (a "Transaction Rate Quote") via facsimile transmission, (c) the Borrower shall immediately inform Wachovia and the Administrative Agent of its decision as to whether to request a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote (a "Transaction Rate") (which may be done by telephone and promptly confirmed in writing, and which decision shall be irrevocable), and (d) if the Borrower has so informed Wachovia and the Administrative Agent that it does desire a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote, then by 2:00 p.m. (Atlanta, Georgia time) on the date of such decision, Wachovia shall make such Transaction Rate Borrowing, with interest accruing thereon at such Transaction Rate, available to the Administrative Agent in accordance with the procedures set forth herein. The Administrative Agent shall notify the Banks of any Transaction Rate Borrowing pursuant hereto.

                  (iii) At any time on or after the occurrence of an Event of Default, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans, and Wachovia shall furnish each Bank with a certificate evidencing such participating interest. On such third Domestic Business Day, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (1) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (3) any adverse change in the condition (financial or otherwise) of the Borrower, PPI or any other Person; (4) any breach of this Agreement by the Borrower or any other Bank; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 2.02. Method of Borrowing Loans other than Transaction Rate Loans. For all Loans other than Transaction Rate Loans (which shall be governed by the provisions of Section 2.01(b)(ii)):

                  (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, executed by the President of the General Partner or any person authorized in writing by the

President of the General Partner, prior to noon (Atlanta, Georgia time) on the same Domestic Business Day for each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (ii)  the aggregate amount of such Borrowing;

                  (iii) whether the Loans comprising such Borrowing are to be Syndicated Dollar Loans or Swing Loans, and whether they are to be Base Rate Loans or Euro-Dollar Loans;

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                  (v)   the amount available to be borrowed under Section 2.01.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly, and not later than 1:00 P.M., (Atlanta, Georgia time), notify each Bank of the contents thereof and, if it is a Syndicated Loan Borrowing, of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (c) Not later than 3:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank (or Wachovia, with respect to Swing Loans) shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 9.01. Unless the Administrative Agent determines in its reasonable business judgment that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                  (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be entitled to, and the Administrative Agent shall not knowingly fund, a Fixed Rate Borrowing if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Euro-Dollar Loans and Money Market Loans outstanding at any given time.

                  SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Loan Borrowings, the Borrower may, as set forth in this
Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

                  (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of Section 2.02(g);

                  (ii) the aggregate outstanding amount of all Syndicated Loans, Swing Loans and Money Market Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base;

                  (iii) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01(a)(ii), 2.01(b)(ii) and 2.03(a)(ii) but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment; and

                  (iv) the aggregate principal amount of all Money Market Loans shall not exceed fifty percent (50%) of the aggregate amount of the Commitments of all the Banks at such time.

                  (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit J hereto (a
"Money Market Quote Request") so as to be received no later than 10:00 A.M. (Atlanta, Georgia time) at least 2 Domestic Business Days prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

                  (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Money Market Borrowing Date");

                  (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not greater than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity

         Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                  (iii) the aggregate amount of principal to be received by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $250,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Administrative Agent, the Banks and the Borrower pursuant to this Section 2.03.

                  (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit K hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii)  Each Money Market Quote shall specify:

                                    (A)     the proposed Money Market Borrowing
                           Date and the Stated Maturity Date therefor;

                                    (B) the principal amounts of the Money
                           Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger integral multiple of $250,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                                    (C) the rate of interest per annum (rounded
                           upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (such amounts being hereinafter referred to as the "Money Market Rate"); and

                                    (D) the identity of the quoting Bank.

         Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

                  (d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and
(B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.03(d) and the Administrative Agent shall promptly (but in no event later than 11:30 A.M. on the Money Market Borrowing Date) notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated

Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $250,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

                  (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                  (iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 3:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, make the appropriate amount of such Money Market Loan available to the Administrative Agent at its address referred to in
Section 9.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with the Administrative Agent.

                  (g) Money Market Loans by Designated Banks. For any Bank which is a Designating Bank, any Money Market Loan to be made by such Bank may from time to time be made by its Designated Bank in such Designated Bank's sole discretion, and nothing herein shall constitute a commitment to make Money Market Loans by such Designated Bank; provided that if any Designated Bank elects not to, or fails to, make any such Money Market Loan pursuant to a Money Market Quote that has been accepted by the Borrower in accordance with the foregoing, its Designating Bank hereby agrees that it shall make such Money Market Loan pursuant to the terms hereof on the date such Money Market Loan is otherwise required to be made to the Borrower hereunder.

                  SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of $5,000,000. Loans outstanding under the Original Agreement on the Closing Date shall be deemed to have been made hereunder and shall be evidenced by the Notes.

                  (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to 50% of the original principal amount of the aggregate Commitments.

                  (c) Upon receipt of each Bank's Syndicated Loan Notes, Wachovia's Swing Loan Note and each Bank's Money Market Loan Notes pursuant to
Section 3.01, the Administrative Agent shall deliver such Syndicated Loan Notes to such Bank, the Swing Loan Note to Wachovia and such Money Market Loan Notes to such Bank. Each Bank, as to the Syndicated Loans or the Money Market Loans (or Wachovia, as to the Swing Loans), shall record, and prior to any transfer of its Syndicated Loan Notes or Money Market Loan Notes (or Swing Loan Note) shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Syndicated Loan or Money Market Loan (or Swing Loan) made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Syndicated Loan Notes or Money Market Loan Notes (or Wachovia's Swing Loan Note) shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Syndicated Loan Notes or Money Market Loan Notes (or Wachovia's Swing Loan Note); provided that the failure of any Bank (or Wachovia) to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Syndicated Loan Notes or the Money Market Loan Notes (or Swing Loan Note) or the ability of any Bank to assign its Syndicated Loan Notes or Money Market Loan Notes or Wachovia to assign its Swing Loan Note. Each Bank (and Wachovia, with respect to the Swing Loan) is hereby irrevocably authorized by the Borrower so to endorse its Syndicated Loan Notes or Money Market Loan Notes (or Swing Loan Note) and to attach to and make a part of any Syndicated Loan Note or Money Market Loan Note (or Swing Loan Note) a continuation of any such schedule as and when required.

                  SECTION 2.05. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on April 30, 2002, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Administrative Agent at least 60 days prior to April 30, 2000 (the "Extension Date"), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional one-year period. In the event that a Bank chooses not to extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Administrative Agent at least 30 days prior to the Extension Date; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date. If less than all the Banks deliver favorable extension notices, but at least the Required Banks do so, then:

         (1) The Administrative Agent shall promptly notify those Banks that have delivered favorable extension notices (each an "Extending Bank") as to the amount of Commitments held by those Banks that have elected not to extend the Termination Date (each a "Terminating Bank"). Each Extending Bank shall be entitled to commit, effective as of the Extension Date, to purchase from the Terminating Banks, at any time after the Extension Date and on or before the Termination Date (prior to its extension hereunder), a ratable portion of the Commitments and outstanding Loans of the Terminating Banks in accordance with the Extending Bank's respective percentage of the remaining Aggregate Commitments. In such event, the Terminating Banks shall be required to sell to such Extending Bank all or any portion of their respective Commitments and outstanding Loans, at the times specified by the Extending Banks after the Extension Date and on or prior to the Termination Date (prior to its extension hereunder). Each Extending Bank desiring to purchase a portion of such Commitments and outstanding Loans shall notify the Administrative Agent and the Borrower of such election and shall deliver, in form satisfactory to the Administrative Agent and the Borrower, a commitment to effect such purchase, not later than fifteen (15) days prior to the Extension Date. If any of the Extending Banks elect not to commit to make such a purchase, the Administrative Agent shall again notify the other Extending Banks as to the amount of Commitments available to be purchased by them in the same manner as set forth in this paragraph, with any commitment with respect to such purchase to be delivered to the Administrative Agent and the Borrower prior to the Extension Date.

         (2) If on the Extension Date, commitments to purchase all Commitments and outstanding Loans of the Terminating Banks pursuant to paragraph (1) above have not been delivered to the Administrative Agent and the Borrower, the Borrower shall be entitled to designate another bank or banks, acceptable to the Administrative Agent, to purchase any remaining Commitments and outstanding Loans from any Terminating Bank at any time after the Extension Date and on or prior to the Termination Date (prior to its extension hereunder). In such event, the Terminating Bank shall be required to sell to such designated bank or banks all or any portion of its Commitment and outstanding Loans, at the time specified by the Borrower after the Extension Date and on or prior to the Termination Date (prior to its extension hereunder).

         (3) If 30 days prior to the Termination Date (prior to its extension hereunder) any Terminating Banks hold Commitments that are not subject to purchase commitments from Extending Banks or banks designated by the Borrower pursuant to paragraph (2) above, then the Administrative Agent shall again notify the Extending Banks of the Commitments available to be purchased, and the Extending Banks shall be entitled to purchase such Commitments in accordance with the procedure set forth in paragraph (1) above.

         (4) If on the Termination Date (prior to its extension hereunder) any Commitments of any Terminating Banks are not purchased as set forth above, the Aggregate Commitments under the Facility shall be reduced by the aggregate amount of such Commitments of such Terminating Banks, and the Loans of such Terminating Banks shall be paid in full.

On each Extension Date on which the Termination Date is extended pursuant to the foregoing, the Borrower shall pay the extension fee as required by Section 2.07(a).

                  SECTION 2.06. Interest Rates. (a) "Applicable Margin" means:

                  (i)   until the first Performance Pricing Determination Date,
         (x) for any Base Rate Loan, 0.25%, (y) for each Euro-Dollar Loan, 0.825%; provided, however, that Euro-Dollar Loans made under the Original Agreement which are outstanding on the Closing Date shall be adjusted to reflect the provisions of this Section 2.06 for the remainder of their respective Interest Periods; and

                  (ii)  subject to the proviso at the end of Section 2.06(a)
         (i), from and after the first Performance Pricing Determination Date,
         (x) for any Base Rate Loan, 0.25%, and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt Rating in effect on the last day of the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that if there is no Debt Rating, the Applicable Margin for Euro-Dollar Loans shall be based upon Level V of the table below.


                                         -------------------------------------------------------------

                                         Level         Level         Level         Level         Level
                                           I            II            III           IV             V
                                         =============================================================
          Debt Rating                    Above         BBB+/         BBB/          BBB-/         Below
                                         BBB+/         Baa1          Baa2          Baa3          BBB-/
                                         Baa1                                                    Baa3

                                         ------------------------------------------------------------
          Applicable Margin              0.675%        0.825%        .95%          1.10%         1.30%
                                         ------------------------------------------------------------


                  In determining the amounts to be paid by the Borrower pursuant to Sections 2.06(a), the Borrower and the Banks shall refer to PPI's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in interest and fees as a result of a change in Debt Rating shall be effective only for Loans (including Refunding Loans) which are made on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Administrative Agent unless the Required Banks shall object to any such determination. The Borrower shall promptly notify the Administrative Agent of any change in the Debt Rating.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day less the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c)   Subject to the proviso at the end of Section 2.06(a)
(i), each Euro Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 1 month, at intervals of 1 month after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                  SECTION 2.07.     Fees.

                  (a) If the Termination Date is extended pursuant to Section 2.05(b), on each Extension Date on which the Termination Date is extended, the Borrower shall pay to the Administrative Agent, for the ratable account of each Bank which is an Extending Bank pursuant to such Section, a fully earned and non-refundable extension fee in the amount of 0.10% of the aggregate amount of the Commitments so extended (after giving effect to the amount of any Commitment which each such Extending Bank has committed to purchase pursuant to such Section).

                  (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee (the "Facility Fee") on the maximum amount of the aggregate Commitments in effect for any relevant period, irrespective of usage, calculated in the manner provided in Section 2.06(a)(ii), at a rate per annum equal to (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.125%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that if there is no Debt Rating, the Facility Fee shall be based upon Level V of the table below. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.


                                         -------------------------------------------------------------

                                         Level         Level         Level         Level         Level
                                           I            II            III           IV             V
                                         =============================================================
          Debt Rating                    Above         BBB+          BBB           BBB-          Below
                                         BBB+                                                    BBB-
                                         -------------------------------------------------------------

          Facility Fee                   0.125%        0.125%        0.15%         0.15%         0.15%
                                         -------------------------------------------------------------

                  (c) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, the date of such termination shall be the Termination Date for all purposes hereunder, and all Loans then outstanding, together with accrued interest thereon and any amounts payable pursuant to
Section 8.05(a) in connection therewith, and all fees payable on the Termination Date, shall be due and payable on such date.

     SECTION 2.09. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding, together with accrued interest thereon and any amounts payable pursuant to Section 8.05(a) in connection therewith, and all fees payable on the Termination Date, shall be due and payable on such date. In the event of a Change in Control, the Administrative Agent (acting at the direction of the Required Banks) may terminate the Commitments on a date specified in a notice to the Borrower, which date (i) must be at least 3 Domestic Business Days following the date of such notice, and (ii) shall constitute the Termination Date for all purposes hereunder.

     SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Days' notice (or same Domestic Business Days' notice as to Swing Loans) to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $250,000 for Syndicated Borrowings (with no minimum payment as to Swing Loan Borrowings), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks (or of Wachovia, as to Swing Loans) included in such Base Rate Borrowing.

     (b) Subject to the provisions of Section 8.05(a) with respect to any prepayment not made on the last day of the relevant Interest Period, the Borrower may, upon at least 2 Euro-Dollar Business Days' notice (or same Domestic Business Days' notice as to Swing Loans) to the Administrative Agent, prepay any Fixed Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $250,000 as to Syndicated Borrowings and Money Market Borrowings (with no minimum payment as to Swing Loan Borrowings), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, together with any amount required to be paid pursuant to Section 8.05(a). Each such optional prepayment shall be applied to prepay ratably the Fixed Rate Loans of the several Banks (or of Wachovia, as to Swing Loans) included in such Fixed Rate Borrowing.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

     SECTION 2.11. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount required to be paid pursuant to Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. On the Termination Date, the Borrower shall make the payments required to be made pursuant to Section 2.09.

     (b) On each date on which the aggregate principal amount of the Loans outstanding exceeds the Borrowing Base on such date, the Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest thereon) as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the Borrowing Base on such date.

     (c) Each such payment or prepayment shall be applied to the Swing Loans or ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Swing Loans which are Base Rate Loans; (ii) secondly, to Transaction Rate Loans; (iii) thirdly, to Syndicated Loans which are Base Rate Loans; (iv) fourthly, to Euro-Dollar Loans; and (v) lastly, to Money Market Loans.

     SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Syndicated Loans, Money Market Loans and Swing Loans and of fees hereunder, not later than noon (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks, and to Wachovia such payment received by the Administrative Agent on account of the Swing Loans. If the Administrative Agent fails to distribute to any Bank its ratable share of any such payment (i) on the day received, if received not later than 1:00 p.m. (Atlanta, Georgia time) or (ii) on the next Domestic Business Day, if received after 1:00 p.m. (Atlanta, Georgia time) on such day, then such Bank shall be entitled to recover such Bank's ratable share of such payment from the Administrative Agent, together with interest thereon for each day during the period from the date such Bank's ratable share of such payment shall have become due until such distribution shall be made, at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight federal funds in such amount for each such day during such period.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, Transaction Rate Loans or the Money Market Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any taxes, imposts, levies, deductions, or withholdings now or hereafter imposed by any governmental authority or by any taxing authority thereof or therein, excluding in the case of each Bank, (1) any taxes imposed by the United States or any political subdivision thereof on the effectively connected net income of any Bank or any Bank's Lending Office or any franchise taxes imposed by such jurisdiction, (2) taxes imposed on the net income of, or franchise taxes imposed upon, any Bank by the jurisdiction under the laws of which such Bank is organized or by any political subdivision thereof, (3) taxes imposed on the net income of such Bank's Lending Office, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office, or any political subdivision thereof, (4) any taxes imposed on any Bank by Section 884(a) of the Internal Revenue Code of 1986, as amended (and any successor statute to Section 884(a)), and (5) any United States withholding tax payable with respect to any payments to such Bank under the laws (including, without limitation, any treaty, ruling, judicial or administrative determination or regulation) in effect on the "Initial Date" (as hereinafter defined) or as a result of the Bank having voluntarily changed the jurisdiction of its Lending Office from a jurisdiction in which payments made to such Bank are exempt from United States withholding tax to a jurisdiction in which such payments are not so exempt, but not excluding any United States withholding tax payable or increased as a result of any change in any law, treaty, ruling, judicial or administrative determination or regulation, or interpretation thereof occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, and withholdings hereinafter referred to as "Taxes"). For purposes hereof, the term "Initial Date" shall mean, in the case of each Bank party hereto on the date hereof, the Closing Date, and in the case of each other Bank, the effective date of the Assignment and Acceptance pursuant to which it became a Bank hereunder.

     In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment, and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's written request, a certificate from each applicable taxing authority or an opinion of counsel reasonably acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel described in the preceding sentence, the Borrower hereby agrees to compensate such Bank for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption; provided, however, that the Borrower shall not be obligated to indemnify any party for penalties, additions to tax, interest or expenses associated with the payment of Taxes if the Bank's liability for such Taxes has arisen as a result of the fault of such Bank; and provided, further, that the Borrower shall not be obligated to indemnify any Bank for Taxes, penalties, additions to tax, interest or expenses incurred as a result of such Bank having voluntarily changed its Lending Office from a jurisdiction in which payments made to such Bank are exempt from United States withholding tax to a jurisdiction in which such payments are not so exempt. Such compensation or indemnification payment shall be made within 30 days from the date such Bank makes written request therefor. Any such request shall be made within 90 days after the date on which such payment of Taxes was made. Each such request shall be accompanied by a copy of the statement from the taxing authority demanding payment by such Bank of such Taxes or by a certificate from such Bank which certificate shall set forth in reasonable detail the basis for any additional amount payable to such party under this
Section 2.12 (together with reasonable evidence of payment of such Taxes).

     Any Bank entitled to claim any additional amounts payable pursuant to this
Section 2.12 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and the making of such a change would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

     Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

     In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12(c) shall be applicable with respect to any Transferee, subject to Section 9.08(e) as to any Participant, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14 Changes to Commitments. So long as the Borrower has not reduced the Commitments, the Borrower may request that the Commitments be increased to $350,000,000 (the "Maximum Commitment"). If the Borrower requests that the total

Commitments from the Banks then parties to this Agreement be increased, the Administrative Agent shall promptly give notice of such request (the "Commitment Increase Notice") to each Bank. Within five Business Days of its receipt of a Commitment Increase Notice from the Administrative Agent, each Bank that desires to increase its Commitment in response to such request (each such Bank, a "Consenting Bank") shall deliver notice to the Administrative Agent of its election to increase its Commitment and the maximum amount of such increase to its Commitment (for each Consenting Bank, its "Additional Commitment"), which may not be larger than the excess of (a) the Maximum Commitment, over (b) the Commitments then in effect. The failure of any Bank to so notify the Administrative Agent of its election and its Additional Commitment, if any, shall be deemed to be a refusal to increase its Commitment. If the sum of the Commitments then in effect plus the aggregate Additional Commitments does not exceed the Maximum Commitment, the Commitment of each Consenting Bank shall be increased by its Additional Commitment. If the sum of the Commitments then in effect plus the aggregate Additional Commitments exceeds the Maximum Commitment, the Commitment of each Consenting Bank shall be increased by an amount equal to the product of (i) such Consenting Bank's Additional Commitment multiplied by (ii) the quotient of (a) the excess of (A) the Maximum Commitment, over (B) the Commitments then in effect, divided by (b) the aggregate Additional Commitments of all Consenting Banks. Any increase in the Commitments shall be effective as of the tenth Business Day after the delivery of the Commitment Increase Notice; provided, that the Commitments may not at any time exceed the Maximum Commitment.

     SECTION 2.15 Additional Banks and Commitments. Upon (i) the execution of a signature page to this Agreement by a new bank or financial institution (a "New Bank") and acceptance thereof by the Administrative Agent,(ii) execution and delivery by the Borrower of a Syndicated Loan Note and a Money Market Loan Note in favor of the New Bank, and (iii) delivery of notice to the Banks by the Administrative Agent setting forth the effective date of the addition of the New Bank hereunder and the amount of such New Bank's Commitment, such New Bank shall be for all purposes a Bank party to this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth on the signature page executed by the New Bank; provided, however, (i) the total Commitments of all Banks (including any New Banks) shall not exceed in the aggregate the Maximum Commitment, and (ii) the Commitments and obligations of all Banks party hereto prior to the addition of any New Bank shall not be affected by the addition of such New Bank.

                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

     SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Administrative Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent):

     (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (b) a duly executed Syndicated Loan Note for the account of each Bank, a duly executed Swing Loan Note for the account of Wachovia and a duly executed Money Market Note for the account of each Bank, complying with the provisions of Section 2.04, and from each Bank which holds any of the Original Notes, such Original Notes, and a duly executed Guaranty and Contribution Agreement;

     (c) an opinion letter of King & Spalding, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

     (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G, dated as of the Closing Date, signed by an Executive Officer (other than the Secretary) to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (f) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, the Guaranty and the Contribution Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, certificates of incumbency of the General Partner and of the Guarantors, signed by the Secretary or an Assistant Secretary of the General Partner and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers of the General Partner and the Guarantors authorized to execute and deliver the Loan Documents on behalf of the Borrower or the Guarantors, and certified copies of the following items: (i) the Borrower's Certificate of Limited Partnership; (ii) the Borrower's Partnership Agreement,
(iii) for the General Partner and the Guarantors, its Certificate of Incorporation, (iv) for the General Partner and the Guarantors, its Bylaws, (v) for the Borrower, the General Partner and the Guarantors, a certificate of the Secretary of State of Georgia as to the valid existence of the Borrower, the General Partner or the Guarantors as a Georgia limited partnership or corporation, as the case may be, and certificates of good standing or valid existence of the Borrower, the General Partner and the Guarantors as a foreign limited partnership or corporation, as the case may be, in each other jurisdiction in which it is required to be qualified and (vi) the action taken by the Board of Directors of the General Partner and the Guarantors authorizing
(A) on behalf of the Borrower, the execution, delivery and performance of this Agreement, the Notes, the Contribution Agreement and the other Loan Documents to which the Borrower is a party, and (B) on behalf of the Guarantors, the execution, delivery and performance of the Guaranty and the Contribution Agreement;

     (g) a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable; and

     (h) receipt of the fees then due and payable to the Administrative Agent pursuant to the Administrative Agent's Letter Agreement.

In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Administrative Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

     SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Loan or of Wachovia to make a Swing Loan on the occasion of each Borrowing (other than a Borrowing which consists solely of a Refunding
Loan) is subject to the satisfaction of the following conditions, except as expressly provided in the last sentence of this Section 3.02:

     (a) receipt by the Administrative Agent of a Notice of Borrowing, acceptance of a Transaction Rate Quote or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable;

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

     (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01 shall have been satisfied.

Each Borrowing (Syndicated, Swing and Money Market) hereunder (other than a Borrowing which consists solely of a Refunding Loan) shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section, except to the extent otherwise disclosed pursuant to Section 5.01(c) or (d).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and (by incorporation by reference in the Guaranty) the Guarantors, as expressly stated, each represent and warrant that:

     SECTION 4.01. Partnership or Corporate Existence and Power. The Borrower is a limited partnership, and PPI and each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of Georgia, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure does not have and is not reasonably expected to cause a Material Adverse Effect.

     SECTION 4.02. Partnership or Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and by the Guarantors of the Guaranty (i) are within the Borrower's partnership powers and the Guarantors' respective corporate powers, (ii) have been duly authorized by all necessary partnership or corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, other than filings required by federal or state securities laws with respect to this Agreement
(iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of limited partnership or partnership agreement of the Borrower or the articles of incorporation or by-laws of the

Guarantors or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, the Guarantors or any Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower, the Guarantors or any Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and the Guarantors parties thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 4.04. Financial and Property Information. (a) The balance sheet of PPI and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, in the case of PPI reported on by PriceWaterhouseCoopers LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of PPI and the Borrower and its Consolidated Subsidiaries, respectively, as of such date and their consolidated results of operations and cash flows for such periods stated.

     (b) Since December 31, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     (c) All material information concerning the Properties which has been furnished to the Banks is true and correct in all material respects.

     SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Executive Officers, threatened, against or affecting the Borrower, the Guarantors or any Subsidiaries before any court or arbitrator or any governmental body, agency or official which has or is reasonably expected to cause a Material Adverse Effect or which in any manner draws into question the validity of or is reasonably expected to impair the ability of the Borrower or the Guarantors to perform its obligations under, this Agreement, the Notes, the Guaranty or any of the other Loan Documents.

     SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the

PBGC or a Plan under Title IV of ERISA, except where any such failure does not involve an aggregate amount in excess of $2,500,000.

     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower, the Guarantors and the Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where
(i) such compliance is being contested in good faith through appropriate proceedings or (ii) any failure to comply does not have and is not reasonably expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower, the Guarantors and the Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, the Guarantors or any Subsidiary have been paid, except: (A) ad valorem taxes not in excess of an aggregate amount of $500,000; and (B) other liabilities, if (1) they are being contested in good faith and against which the Borrower, the Guarantors or Subsidiary has set up reserves in accordance with GAAP, or (2) the aggregate amount involved is not in excess of $2,500,000. The charges, accruals and reserves on the books of the Borrower, the Guarantors and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower and the Guarantors, adequate. United States income tax returns of PPI have been examined for the 1996 and 1997 Fiscal Years and the examination reports with respect thereto have been accepted by the District Director of the Internal Revenue Service.

     SECTION 4.08. Subsidiaries. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, as supplemented from time to time, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

     SECTION 4.09. Investment Company Act. Neither the Borrower, the Guarantors nor any Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower, PPI nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.11. Ownership of Property. Each of the Borrower, PPI and the Subsidiaries has title to its properties sufficient for the conduct of its business, except where any such failure does not have and is not reasonably expected to cause a Material Adverse Effect.

     SECTION 4.12. No Default. Neither the Borrower, PPI nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has or is reasonably expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower or the Guarantors to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower and the Guarantors have disclosed to the Banks in writing any and all facts which have had or are reasonably expected to cause a Material Adverse Effect.

     SECTION 4.14. Environmental Matters. (a) Neither the Borrower, the Guarantors nor any other Subsidiary is, to the knowledge of the Executive Officers, subject to any Environmental Liability which has had or is reasonably expected to cause a Material Adverse Effect and neither the Borrower, the Guarantors nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, except as disclosed in writing to the Administrative Agent (and the Administrative Agent shall promptly furnish a copy of any such disclosure to the Banks). None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, except as disclosed in writing to the Administrative Agent.

     (b) No Hazardous Materials have been permitted or are being permitted to be used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Executive Officers, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in all material respects in compliance with all applicable Environmental Requirements and except as disclosed in writing to the Administrative Agent.

     (c) The Borrower, the Guarantors and each of the Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements (including, to the best knowledge of the Executive Officers, with respect to any Environmental Releases) in connection with the operation of the Properties and the Borrower's, the Guarantors' and each other Subsidiary's respective businesses, except where any such failure to comply does not have and is not reasonably expected to cause a Material Adverse Effect.

     SECTION 4.15. Partner Interests and Capital Stock. All Partner Interests and Capital Stock, debentures, bonds, notes and all other securities of the Borrower, the Guarantors and each of the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where any such failure to comply does not and is not reasonably expected to cause a Material Adverse Effect. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of non-voting Capital Stock of each of the Borrower's Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim.

     SECTION 4.16. Margin Stock. Neither the Borrower, the Guarantors nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

     SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this
Agreement: (i) neither the Borrower nor the Significant Subsidiary will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     SECTION 4.18. Insurance. The Borrower, the Guarantors and each of the Subsidiaries has (either in the name of the Borrower, the Guarantors or in such other Subsidiary's own name), with financially sound and reputable insurance companies having an A.M. Best rating of B+ or better, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 4.19. Real Estate Investment Trust. PPI is qualified under the Code as a real estate investment trust.

     SECTION 4.20. Year 2000 Compliance. The Borrower (i) has developed a program to evaluate the ability of its computer hardware and software systems and programs to handle effectively data that includes dates after December 31, 1999 ("Year 2000 Compliant"), (ii) has taken corrective action in respect of its main accounting system to make it Year 2000 Compliant, (iii) has taken corrective action, or is in the process of implementing a plan to take corrective action prior to January 1, 2000, in respect of all other of its core computer hardware and software systems and programs so that such core systems and programs become Year 2000 Compliant prior to January 1, 2000, and (iv) has begun a program to review its peripheral computer hardware and software systems and programs so as to identify any corrective action that may need to be taken in order for such peripheral systems and programs to become Year 2000 Compliant prior to January 1, 2000. Based on the foregoing, the Borrower does not expect that any Material Adverse Effect will exist or occur on or after January 1, 2000 as a result of any of its computer hardware or software systems or programs failing to be Year 2000 Compliant.

                                   ARTICLE V

                                   COVENANTS

     The Borrower and (by incorporation by reference in the Guaranty) the Guarantors agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

     SECTION 5.01. Information. PPI and the Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a consolidated balance sheet of PPI as of the end of its Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business, and (ii) a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of its Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Executive Officer;

     (b) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, consolidated balance sheets of each of PPI and of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Executive Officer;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of an Executive Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.09, inclusive, and Sections 5.11 and 5.24 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) within 5 Domestic Business Days after any Executive Officer becomes aware of the occurrence of any Default, a certificate of an Executive Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of PPI generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports (excluding Form 4, Statement of Changes in Beneficial Ownership, or its equivalent, unless they reflect a Change in Control) which PPI shall have filed with the Securities and Exchange Commission;

     (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (h) within 60 days after the end of each Fiscal Quarter, a Borrowing Base Certificate as of the last day of the Fiscal Quarter just ended; provided, however, that at the Borrower's election, Borrower may, and or at the Administrative Agent's election on not less than 10 Domestic Business Days notice, Borrower shall, submit a Borrowing Base Certificate to the Administrative Agent on or before the fifteenth Domestic Business Day after the end of the first or second month in any Fiscal Quarter, as of the last day of such month;

               (i) by April 1 of each year, a report as of the end of such Fiscal Year containing the following information: (i) a schedule of all outstanding Debt, showing for each component of Debt, the lender, the total commitment, the total Debt outstanding, the interest rate, if fixed, or a statement that the interest rate floats, the term, the required amortization (if any) and the security (if any); (ii) a schedule of all interest rate protection agreements, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof; and (iii) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the number of units, the expected construction start date, the expected date of delivery of the first units, the expected stabilization date, and the total anticipated cost.

                     (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Inspection of Property, Books and Records. The Borrower and the Guarantors will (i) keep, and cause each other Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each other Consolidated Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's or the Guarantors' expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower and the Guarantors agree to cooperate and assist in such visits and inspections, in each case at such reasonable times, upon reasonable prior notice to the Borrower or the Guarantors and as often as may reasonably be desired.

     SECTION 5.03. Consolidated Total Secured Debt. The amount of Consolidated Total Secured Debt will not at any time exceed the greater of (x) 40% of Consolidated Total Assets or (y) the lesser of (i) 50% of Consolidated Total Assets or (ii) $375,000,000.

     SECTION 5.04. Ratio of Consolidated Total Debt to Consolidated Total Assets. The ratio of Consolidated Total Debt to Consolidated Total Assets will not at any time exceed 0.60 to 1.00.

     SECTION 5.05. Interest Coverage. The ratio of (x) Consolidated Income Available for Debt Service to (y) interest expense shall at all times exceed
2.00 to 1.0, calculated at the end of each Fiscal Quarter, based on the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

     SECTION 5.06. Restricted Payments. The Borrower's Restricted Payments in any calendar year shall not exceed 95% of Consolidated Income Available for Distribution for such period, unless (i) the Borrower must pay out an amount in excess of 95% of Consolidated Income Available for Distribution to permit PPI to preserve its status as a real estate investment trust under the applicable provision of the Code, or (ii) PPI declares one or more capital gains dividends within such calendar year (in which event the amount of additional Restricted Payments that may be made as a result of such declaration as provided in this clause (ii) shall not exceed $30,000,000). In the event that the Borrower or PPI receives a public debt rating of BBB- or better from Standard & Poors or Baa3 or better from Moody's Investor's Service and so long as that rating is affirmed during each year, the Borrower's Restricted Payments in any calendar year will be limited to 100% of Consolidated Income Available for Distribution for such calendar year with the same exceptions contained in clauses (i) and
(ii) of this Section 5.06.

     SECTION 5.07. Loans or Advances. Neither the Borrower nor any Guarantor or Subsidiary shall make loans or advances to any Person except: (i) deposits required by government agencies or public utilities; (ii) without duplication, loans and advances made to the Borrower, any Guarantor or any Subsidiary; provided, that loans and advances from the Borrower and the Guarantors to Subsidiaries that are not Guarantors may not exceed an aggregate amount outstanding at any time equal to 10% of Consolidated Total Assets; (iii) loans or advances to directors, officers and employees in the ordinary course of business in the aggregate outstanding at any time not exceeding $2,500,000.00; and (iv) without duplication, other loans or advances made in the ordinary course of business in the aggregate outstanding at any time not exceeding $20,000,000 minus all amounts outstanding under clause (iii) of this Section 5.07 and minus Investments made and permitted pursuant to Section 5.09(D); provided that after giving effect to the making of any loans, advances or deposits permitted by clauses (i), (ii), (iii) or (iv), the Borrower will be in full compliance with all the provisions of this Agreement.

     SECTION 5.08. Purchases of Stock by the Significant Subsidiaries. Except for purchases or acquisitions of shares of PPI's Capital Stock made for purposes of having such shares available for purchase by PPI shareholders pursuant to the Post Properties, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended as of the Closing Date, and, subject to the approval of the Required Banks (not to be unreasonably withheld), as it may thereafter be amended, the Significant Subsidiaries shall not purchase or acquire any shares of PPI's Capital Stock during any 12 month period in excess of the lesser of
(i) 2.25% of all PPI's Capital Stock outstanding on the first day of such period, or (ii) an aggregate purchase price of $30,000,000.

     SECTION 5.09. Investments. Neither the Borrower nor any Guarantor shall make Investments in any Person except: (A) Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 9 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc. and/or (v) Investments in debt or equity securities rated at least BBB+ or the equivalent thereof by Standard & Poor's Corporation or at least Baa1 or the equivalent thereof by Moody's Investors Service not exceeding an aggregate amount outstanding at any time of $5,000,000; (B) Investments permitted by clauses
(i), (ii) and (iii) of Section 5.07 or by Section 5.08; (C) without duplication, Investments (exclusive of loans and advances permitted under Section 5.07(ii)) from the Borrower in Subsidiaries that are not Guarantors in an aggregate amount outstanding at any time not in excess of 10% of Consolidated Total Assets; and (D) without duplication, other Investments in an aggregate amount outstanding at any time not exceeding $20,000,000 minus all amounts outstanding under clauses (iii) and (iv) of
Section 5.07.

     SECTION 5.10. Dissolution. Neither the Borrower, any Guarantor nor any of the Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except to the extent permitted by Section 5.11 and except for purchases by PPI of its own Capital Stock to the extent permitted by Section 5.08, and subject to the rights of limited partners of the Borrower to convert or exchange their Partner Interests in the Borrower to stock in PPI.

     SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Borrower and the Guarantors will not, nor will the Borrower permit any other Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that

     (a) the Borrower, any Guarantor and any Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or such Guarantor or other Subsidiary is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

     (b) any Guarantor may merge with or transfer assets to the Borrower (with the Borrower as the survivor of any such merger), and any Subsidiary may merge with or transfer assets to the Borrower, any Guarantor, or another Subsidiary (with the Borrower or such Guarantor, as the case may be, as the survivor in any such merger in which the Borrower or any Guarantor is involved), and

     (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters, either (x) constituted more than five percent (5%) of Consolidated Total Assets at the end of the Fiscal Quarter immediately preceding such Fiscal Quarter, or
(y) contributed more than five percent (5%) of Consolidated Income Available for

Debt Service during the four (4) Fiscal Quarters immediately preceding such Fiscal Quarter.

     In the case of any Subsidiary which transfers all or a substantial part of its assets pursuant to clause (c) of the preceding sentence, and in the case of any Subsidiary the stock or other ownership interests in which are being sold and with respect to which clause (c) would have been satisfied if the transaction had been a sale of assets of such Subsidiary, such Subsidiary shall be released from its obligations under the Guaranty (if it has become a party thereto) and, in the case of a transaction involving a sale of assets, such Subsidiary may dissolve.

     SECTION 5.12. Use of Proceeds. The proceeds of the Loans may be used for general corporate and partnership purposes of the Borrower and the Guarantors, and the Subsidiaries. No portion of the proceeds of the Loans will be used by the Borrower or the Guarantors (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired or (ii) for any purpose in violation of any applicable law or regulation.

     SECTION 5.13. Compliance with Laws; Payment of Taxes. (a) The Borrower and the Guarantors will, and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where (i) the necessity of such compliance is being contested in good faith through appropriate proceedings, or
(ii) any failure to comply which does not have and is not reasonably expected to cause a Material Adverse Effect. The Borrower and the Guarantors will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower, the Guarantors or any other Subsidiary, except (A) liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower, the Guarantors or Subsidiary will set up reserves in accordance with GAAP, and (B) liabilities in an aggregate amount not in excess of $2,500,000.

     (b) If the Borrower or any other member of the Controlled Group shall enter into a Multiemployer Plan, the Borrower and the Guarantors shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower, the Guarantors and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 5.13(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower, the Guarantors and members of the Controlled Group have paid or as to which the Borrower and the Guarantors reasonably believe, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower and the Guarantors shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Borrower and the Guarantors agree (i) once in each year, beginning with the first year in which the Borrower or any other member of the Controlled Group enters into a Multiemployer Plan, to request and use its best efforts to obtain a current statement (addressed to the Borrower and the Administrative Agent) of the withdrawal liability of the Borrower and the Guarantors and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Administrative Agent and the Banks within 15 days after the Borrower receives the same.

     SECTION 5.14. Insurance. The Borrower and the Guarantors will maintain, and will cause each of the Subsidiaries to maintain (either in the name of the Borrower or the Guarantors' or such other Subsidiary's own name), with financially sound and reputable insurance companies having an A.M. Best rating of B+ or better, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 5.15. Change in Fiscal Year. The Borrower and the Guarantors will not, and will cause the Subsidiaries to not, change its Fiscal Year without the consent of the Required Banks.

     SECTION 5.16. Maintenance of Property; Principal Business. The Borrower and the Guarantors shall, and shall cause each other Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, and maintain all Property consisting of apartment communities (other than Property consisting of land acquired with existing improvements which are to be substantially demolished) in a first class manner. The principal business operations of the Borrower and the Subsidiaries, taken as a whole, will be directly or indirectly related to multi-family residential Properties.

     SECTION 5.17. Environmental Notices. Promptly upon any Executive Officer's becoming aware thereof, the Borrower and the Guarantors shall furnish to the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting


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


the Properties or any adjacent property, which has had or is reasonably expected to cause a Material Adverse Effect.

     SECTION 5.18. Environmental Matters. The Borrower and the Guarantors will not, and will cause the Subsidiaries to not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in compliance in all material respects with all applicable Environmental Requirements.

     SECTION 5.19. Environmental Release. The Borrower and the Guarantors agree that upon any Executive Officer's becoming aware of the occurrence of an Environmental Release at or on any of the Properties the Borrower will act immediately to investigate the extent of, and to take appropriate action to remediate such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 5.20. Transactions with Affiliates. Neither the Borrower, any Guarantor nor any of the Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower, any Guarantor or such other Subsidiary (which Affiliate is not PPI, the Borrower, the Guarantors or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION 5.21. Qualification as a Real Estate Investment Trust; General Partner. PPI shall at all times (i) remain qualified under the Code as a real estate investment trust and (ii) be the General Partner. The Borrower will not agree to amend or waive the requirements of Section 7.5A of the limited partnership agreement of the Borrower, as in effect on the date of this Agreement, as such requirements are applicable to the General Partner, without the prior written consent of the Required Banks (which consent the Banks hereby agree not to unreasonably withhold or delay).

     SECTION 5.22. Certain Covenants Concerning Subsidiaries. The Borrower and the Guarantors shall:

     (a) not permit the Subsidiary Consolidated Total Assets at any time to exceed twenty percent (20%) of Consolidated Total Assets;

     (b) not permit any of the Subsidiaries to Guarantee the Debt of another Person; provided, that any Subsidiary can

Guarantee the Debt of another Subsidiary, so long as the aggregate amount of Debt of Subsidiaries which is Guaranteed by Subsidiaries does not exceed $500,000;

     (c) not permit any Significant Subsidiary to (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction in which it is engaged or about to be engaged, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. For purposes of this Section 5.22(c), "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time; and

     (d) cause each Subsidiary which is or which becomes a Significant Subsidiary to deliver to the Administrative Agent within 20 Business Days after such event occurs (x) an executed counterpart of the Guarantee of the Loans (substantially in the form set forth in Exhibit H) in favor of the Agent and the Banks; (y) an executed counterpart of the Contribution Agreement (substantially in the form set forth in Exhibit L); and (z) documents pertaining to the Subsidiary reasonably requested by the Administrative Agent of the types described in paragraph (f) of Section 3.01.

     Section 5.23. Year 2000 Compliance Reports. The Borrower will deliver to the Agent:

     (a) Simultaneously with the delivery of each set of annual and semiannual financial statements referred to in Sections 5.01(a) and (b), through the year ending December 31, 1999, a statement of an authorized officer of the General Partner of the Borrower to the effect that nothing has come to the Borrower's attention to cause it to believe that its computer hardware and software systems and programs will fail to be Year 2000 Compliant such that there will exist or occur a Material Adverse Effect on or after January 1, 2000 as a result of such failure;

     (b) Within 5 Business Days after the Borrower becomes aware that its program to have its computer hardware and software systems and programs become Year 2000 Compliant prior to January 1, 2000 has been delayed in any material respect so that the Borrower reasonably expects that as a consequence thereof there will exist or occur a Material Adverse Effect on or after January 1, 2000, a statement of such officer setting forth the details thereof and the actions being taken by the Borrower in respect thereof; and

     (c) promptly upon the receipt thereof, a copy of any material third party assessment of the Borrower's program to have its core computer hardware and software systems and programs to become Year 2000 Compliant, together with any recommendations made by such third party in respect of such program.

     SECTION 5.24. Consolidated Fixed Charges Coverage Ratio. At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than 1.75 to 1.0.

                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

     (b) the Borrower or any Guarantor shall fail to observe or perform any covenant contained in Sections 5.01(d), 5.02(ii), 5.03 to 5.06, inclusive, 5.08, 5.10 to 5.12, inclusive, 5.15 or 5.21; or

     (c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or the Guarantors by the Administrative Agent at the request of any Bank or (ii) an Executive Officer otherwise becomes aware of any such failure; or

     (d) any representation, warranty, certification or statement made by the Borrower or a Guarantor in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Guarantor shall fail to make any payment in respect of Debt in an aggregate amount in excess of $2,500,000 outstanding (other than the Notes) when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or a Guarantor in an aggregate amount in excess of $2,500,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or a Guarantor) or enables (with any condition for the giving of notice or the lapse of time, or both, having been satisfied) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or a Guarantor); or

     (g) the Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or a Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or a Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; in each of the foregoing cases, where the aggregate amount not so paid or the resulting withdrawal liability of the Borrower, PPI or any Subsidiary is in excess of $2,500,000; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower or a Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) a federal tax lien shall be filed against any Property of the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against any Property of the Borrower or a Guarantor under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing, except where in either such case (i) the aggregate amount involved is not in excess of $2,500,000, or (ii) such lien did not arise in connection with a capital gains transaction and is being contested in good faith and against which the Borrower or Subsidiary has set up reserves in accordance with GAAP.

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and the obligation to make Swing Loans and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) if requested by the Required Banks (but not otherwise), by notice to the Borrower declare the Syndicated Loan Notes, the Swing Loan Note and the Money Market Loan Notes (together with accrued interest thereon) to be, and the Syndicated Loan Notes, together with the Swing Loan Note and the Money Market Loan Notes, shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments and the obligation to make Swing Loans shall thereupon terminate and the Syndicated Loan Notes, the Swing Loan Note and the Money Market Loan Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


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


                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank, except that it will hold in trust for the account of each Bank any monies received by it which are payable to such Bank hereunder.

     SECTION 7.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, or actually becomes aware of the existence of an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Syndicated Loans or the Swing Loan, whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 7.04. Rights of Administrative Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with PPI or Borrower (and any of its Subsidiaries and Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any


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


other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements, but not including fees payable pursuant to the Administrative Agent's Letter Agreement), or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that (i) no Bank shall be liable for any of the foregoing to the extent they arise from the negligence or wilful misconduct of the Administrative Agent and (ii) no Designated Bank shall be liable for any payment under this Section 7.05 so long as, and to the extent that, its Designating Bank makes such payments. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 7.06. Consequential Damages. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 7.07. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of
Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 7.08. Nonreliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     SECTION 7.09. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 7.10. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the right of the Borrower, so long as no Event of Default is in existence, to approve any such successor Administrative Agent which is not then a Bank or an Affiliate thereof, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor

Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

                     (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement which is compensated by the payment of additional interest pursuant to the last paragraph of this Section 8.03(a)) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                     (ii) shall impose on any Bank (or its Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Syndicated Loan Notes or its Money Market Loan Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Syndicated Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Syndicated Loan Notes or Money Market Loan Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction, but in no event shall the Borrower be liable for amounts incurred more than 90 days prior to receipt of such demand.


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


     In addition, if at any time a Euro-Dollar Reserve Percentage greater than 0% is imposed on any Bank, the Borrower shall pay to such Bank additional interest on the unpaid principal amount of the Euro-Dollar Loans of such Bank until such principal amount is paid in full at an interest rate per annum equal at all times to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Euro-Dollar Loan for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage, payable on each date on which interest is payable on such Euro-Dollar Loan. Such additional interest, if any, shall be determined by such Bank and notified to the Borrower through the Administrative Agent.

     (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, but in no event shall the Borrower be liable for amounts incurred more than 90 days prior to receipt of such demand.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) Notwithstanding the foregoing, in the event the Borrower is required to pay any Bank amounts pursuant to Section 2.12(c) or this Section 8.03 and the designation of a different Lending Office pursuant to Section 2.12(c) or
Section 8.03(c) will not avoid the need for compensation to such Bank (an "Affected Bank"), the Borrower may give notice to such Affected


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


Bank (with copies to the Administrative Agent) that it wishes to seek one or more assignees (which may be one or more of the Banks) to assume the Commitment of such Affected Bank and to purchase its outstanding Loans and Notes; provided, that if there is more than one Affected Bank which has requested substantially and proportionally equal compensation hereunder, the Borrower shall elect to seek an assignee to assume the Commitments of all such Affected Banks. Each Affected Bank agrees to sell its Commitment, Loans, Notes and interest in this Agreement in accordance with Section 9.08(c) to any such assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes, plus all other fees and amounts (including, without limitation, any compensation due to such Affected Banks under Section 2.12(c) or this Section 8.03) due to such Affected Bank hereunder calculated, in each case, to the date such Loans, Notes and interest are purchased. Upon such sale or prepayment, each such Affected Bank shall have no further commitment or other obligation to the Borrower hereunder or under any Note.

     (e) The provisions of this Section 8.03 shall be applicable with respect to any Transferee, subject to Section 9.08(e) as to any Participant, and any calculations required by such provisions shall be made based upon the circumstances of such Transferee.

     SECTION 8.04. Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Syndicated Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans and interest and principal on such Syndicated Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks, and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

     SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense (not including lost profits) reasonably and actually incurred by such Bank (except solely such as result from such Bank's breach of its


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


obligations under the Loan Documents or gross negligence or wilful misconduct) as a result of:

     (a) any payment or prepayment (pursuant to Section 2.08, 2.09, 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

     (c) any failure by the Borrower to borrow a Euro-Dollar Loan or Money Market Loan on the date for the Euro-Dollar Borrowing or Money Market Borrowing of which such Euro-Dollar Loan or Money Market Borrowing is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of Money Market Quotes pursuant to Section 2.03(e).

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses actually incurred by the Administrative Agent, including


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


reasonable fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses actually incurred by the Administrative Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses actually incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     SECTION 9.04. Indemnification. The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any out-of-pocket expenses (including, without limitation, reasonable legal fees) actually incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the breach of obligations under the Loan Documents or gross negligence or wilful misconduct of the Person to be indemnified.

     SECTION 9.05. Setoff; Sharing of Setoffs. (a) The Borrower agrees that the Administrative Agent and each Bank (and Wachovia, as to the Swing Loans) shall have a right of setoff for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established, and the Borrower hereby authorizes the Administrative Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to any indebtedness and obligations owing by the Borrower to the Banks and/or the Administrative Agent during the existence of an Event of Default and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate; provided, however, nothing herein contained shall authorize or entitle the Administrative Agent or any Bank to exercise any right of setoff against any accounts, monies, government securities, or other Investments held by such Person under any escrow, trust, special purpose account, or other similar arrangement established with such Person by the Borrower or the Guarantors or Subsidiary for the purpose of (i) implementing a defeasance or "in substance" defeasance of Debt of the Borrower or the Guarantors or Subsidiary, or (ii) maintaining security deposits of tenants of any of the Properties. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise (including, without limitation, from any collateral hereafter obtained), receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Syndicated Loan Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Syndicated Loan Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Syndicated Loan Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Syndicated Loan Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Syndicated Loan Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Syndicated Loan Note or Money Market Loan Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall:

     (1) unless signed by Banks having at least 75% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 75% of the aggregate outstanding principal amount of the sum of the Syndicated Loans, change the definition of "Borrowing Base"; or
     (2) unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans, except as expressly provided in the last sentence of
Section 5.11.

     (b) The Borrower will not obtain from any Bank its written agreement to waive or amend any of the provisions of this Agreement except through the Administrative Agent, and the Administrative Agent shall be supplied by the Borrower with sufficient information to enable the Banks to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Administrative Agent for redelivery to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     (c) Each Designated Bank hereby appoints its Designating Bank as such Designated Bank's agent and attorney in fact and grants to its Designating Bank an irrevocable power of attorney, coupled with an interest, to receive payments made for the benefit of such Designated Bank under this Agreement, to deliver and receive all communications and notices under this Agreement and other Loan Documents and to exercise on such Designated Bank's behalf all rights to vote and to grant and make approvals, waivers, consents, releases and amendments to or under this Agreement or the other Loan Documents. Any document executed by such agent on such Designated Bank's behalf in connection with this Agreement or the other Loan Documents shall be binding on such Designated Bank. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

     SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans,

(ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans,
(iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans, except as expressly provided in the last sentence of Section 5.11. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Note or participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.03 and 8.05, subject to the provisions of Section 9.08(e), with respect to its participation in Loans outstanding from time to time.

         (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Loans and Commitments, a proportionate part of all its Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank (or an Affiliate of a Bank), subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $10,000,000, (iii) except during the continuance of an Event of Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, and
(iv) except during the existence of an Event of Default, each Bank may make only two assignments to a Person which, prior to the assignment, was not a Bank (or an Affiliate of such Bank), unless the Borrower has consented thereto in its sole discretion. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by such Assignee of a processing and recordation fee of $2,500 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

         (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

         (g) Any Bank may at any time designate not more than one Designated Bank to fund Money Market Loans on behalf of such Designating Bank subject to the terms of this Section 9.08(g), and the provisions of Section 9.08(c) shall not apply to such designation. No Bank may have more than one Designated Bank at any time. Such designation may occur either by the execution of the signature pages of this Agreement by such Bank and Designated Bank next to the appropriate "Designating Bank" and "Designated Bank" captions, or by execution by such parties of a Designation Agreement subsequent to the date of this Agreement; provided, that any Bank and its Designated Bank executing the signatures pages of this Agreement as "Designating Bank" and "Designated Bank", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be acknowledged by the Borrower and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Borrower for their acknowledgment a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Bank and a designee representing that it is a Designated Bank and acknowledged by the Borrower, the Administrative Agent will acknowledge such Designation Agreement and will give prompt notice thereof to the Borrower and the other Banks, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Money Market Loans on behalf of its Designating Bank pursuant to Section 2.03(g), and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Bank shall be and remain obligated to the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks for each and every obligation of the Designating Bank and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.05 and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Bank shall serve as the administrative agent of its Designated Bank and shall on behalf of its Designated Bank: (i) receive any and all payments made for the benefit of such Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, releases, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Bank as administrative agent for its Designated Bank and need not be signed by such Designated Bank on its own behalf. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than via an assignment to its Designating Bank or Liquidity Bank (but any assignment to a Liquidity Bank shall not curtail or affect the appointment or rights of the Designating Bank pursuant to Section 9.06(c) or Section 4 of the Designation Agreement, which appointment and rights are irrevocable), if any, or otherwise in accordance with the provisions of Section 2.03(g).

         SECTION 9.09. Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency,
(iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed without breach of these or any other applicable confidentiality provisions, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party,
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors (whom the Bank agrees to advise as to the confidential nature of such information), (viii) to any actual or proposed Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) or clause (v) of the immediately preceding sentence, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action, and (ix) by any Designated Bank to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Bank which has agreed in writing to be bound by the provisions of this Section
9.09 and to use such information solely for purposes of evaluating the creditworthiness of the Borrower and the Guarantors and their abilities to perform their obligations under this Agreement and the other Loan Documents.

         SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Syndicated Loans and Money Market Loans in the ordinary course of its business and that it will make its Syndicated Loans and Money Market Loans hereunder for its own account in the ordinary course of such business; provided that, subject to
Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

         SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants that
(i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in
Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 9.18. Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Syndicated Loans and Money Market Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

         SECTION 9.19. No Bankruptcy Proceedings. Each of the Borrower, the Banks, the Administrative Agent, the Syndication Agent and the Administrative Agent agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank.


               [Signatures are contained on the following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                     POST APARTMENT HOMES, L.P.       (SEAL)
                                     By: Post GP Holdings, Inc., its
                                     sole general partner


                                          By:
                                             -------------------------------
                                                R. Byron Carlock, Jr.
                                                Executive Vice President


                                     Post Apartment Homes, L.P.
                                     One Riverside
                                     4401 Northside Parkway
                                     Suite 800
                                     Atlanta, Georgia 30327-3057
                                     Attention:  John T. Glover,
                                            President
                                     Telecopier number: 404-951-1825
                                     Confirmation number: 404-850-4400

COMMITMENTS                          Wachovia Bank, N.A.,     (SEAL)
                                     as Administrative Agent and
                                     as a Bank


$70,000,000
                                     By:
                                        -------------------------------------
                                        Title:

                                     Lending Office
                                     Wachovia Bank, N.A.
                                     191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757
                                     Attention: Syndications Group
                                     Telecopier number: 404-332-4005
                                     Confirmation number: 404-332-6971

$70,000,000                           SUNTRUST BANK, ATLANTA         (SEAL)


                                      By:
                                         -----------------------------------
                                         Title:

                                      Lending Office
                                      SunTrust Bank, Atlanta
                                      50 Hurt Plaza-Suite 700
                                      Atlanta, Georgia 30303
                                      Attention: Mr. W. John Neill
                                      Telecopier number: 404-827-6774
                                      Confirmation number: 404-588-8248

                                      FIRST UNION NATIONAL BANK,  (SEAL)
                                      as Syndication Agent and as a Bank


$60,000,000                           B:
                                        --------------------------------------
                                           Title:

                                      Lending Office
                                      First Union National Bank
                                      One First Union Center DC6
                                      Charlotte, North Carolina 28288-0166
                                      Attention: Mr. Daniel J. Sullivan
                                      Telecopier number: 704-383-6205
                                      Confirmation number: 704-383-6441

$25,000,000                           NATIONSBANK, N.A.      (SEAL)



                                      By:
                                         -----------------------------------
                                            Title:

                                      LENDING OFFICE
                                      NationsBank, N.A.
                                      600 Peachtree Street, N.E.
                                      6th Floor
                                      Atlanta, Georgia  30308-3318
                                      Attention:  Mr. Frank Chiu
                                      Telecopier No.: 404-607-4144
                                      Confirmation No.: 404-607-4128

$25,000,000                           SOUTHTRUST BANK, N.A. (SEAL)


                                      By:
                                         -----------------------------------
                                            Title:

                                      Lending Office
                                      SouthTrust Bank, N.A.
                                      420 North 20th Street
                                      Birmingham, Alabama 35290
                                      Attention:  Ms. Lynn Feuerlein
                                      Telecopier number: 205-254-8270
                                      Confirmation number: 205-254-5870

$20,000,000                           COMMERZBANK AG, ATLANTA AGENCY
(SEAL)

                                      By:
                                         ------------------------------------
                                      Title:

                                      By:
                                         ------------------------------------
                                      Title:

                                      Lending Office
                                      Commerzbank AG, Atlanta Agency
                                      1230 Peachtree Street
                                      35th Floor
                                      Atlanta, GA 30309
                                      Attention: Mr. Harry Yergey
                                      Telecopier number: 404-888-6539
                                      Confirmation number: 404-888-6500

                                      FOUR WINDS FUNDING CORPORATION
                                                                       (SEAL)

                                      By:  Commerzbank AG, New York
                                           Branch, as Administrator and
     Attorney-in-Fact


                                      By:
                                         ------------------------------------
                                            Title:

                                      By:
                                         ------------------------------------
                                            Title:

$20,000,000                           THE FIRST NATIONAL BANK OF
                                      CHICAGO                        (SEAL)



                                      By:
                                         -----------------------------------
                                            Title:

                                      Lending Office
                                      The First National Bank of Chicago
                                      One First National Plaza
                                      Mail Suite IL1-0315
                                      Chicago, Illinois 60670
                                      Attention: Ms. Patricia Leung
                                      Telecopier number: 312-732-1117
                                      Confirmation number: 312-732-8619

$10,000,000                           CHASE BANK OF TEXAS,
                                      NATIONAL ASSOCIATION      (SEAL)


                                      By:
                                         ----------------------------------
                                            Title:

                                      Lending Office
                                      Chase Bank of Texas, National Association
                                      707 Travis, 6th Floor-North-47
                                      Houston, Texas 77252-8047
                                      Telecopier number: 713-216-7713
                                      Confirmation number: 713-216-1511

$10,000,000                           PNC BANK, NATIONAL ASSOCIATION    (SEAL)



                                      By:
                                         ----------------------------------
                                            Title:

                                      Lending Office
                                      PNC Bank, National Association
                                      One PNC Plaza
                                      Mail Stop P1-POPP-19-2
                                      Pittsburgh, Pennsylvania 15222
                                      Attention: Mr. Wayne Robertson
                                      Telecopier number: 412-762-6500
                                      Confirmation number: 412-762-8452